UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 7, 2026
Kodiak AI, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41691	98-1592112
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1049 Terra Bella Avenue, Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)
(650) 209-8005
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	KDK	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $9.28	KDKRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On May 7, 2026, Kodiak AI, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements” and each a “Subscription Agreement”) with the investors named therein (all investors together, the “Investors”), which investors include new institutional investors, certain existing Company stockholders and an affiliate of Ares Management Corporation (“Ares”), relating to the private placement (the “Private Placement”) of an aggregate of 15,384,609 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price per share of $6.50, and accompanying warrants (the “Warrants,” and together with the Shares, the “Securities”) exercisable for an aggregate of 15,384,609 shares of Common Stock (the “Underlying Shares”). Subject to the satisfaction of customary closing conditions, the Company intends to close the Private Placement and issue the Securities on May 8, 2026, which is expected to result in approximately $100.0 million in gross proceeds to the Company. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.
The Warrants will be immediately exercisable upon issuance and will expire five years from the date of issuance. The Warrants will include customary cash and, in certain limited circumstances following the effectiveness of a resale registration statement related to the Underlying Shares, cashless exercise provisions. The Warrant will be initially exercisable at $6.00 per share of Common Stock, which exercise price is subject to certain anti-dilution and other adjustments.
The Subscription Agreements contain customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Investors, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties, including that the Company has agreed to not sell any shares of Common Stock or Common Stock equivalents, subject to certain exceptions, for a period of three months after the closing of the Private Placement. The representations, warranties, covenants and agreements contained in the Subscription Agreements reflect negotiations between the parties to the Subscription Agreements and are not intended as statements of fact to be relied upon by stockholders, or any individual or other entity other than the parties. In particular, the representations, warranties, covenants and agreements in the Subscription Agreements may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Subscription Agreements, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Subscription Agreements may not describe the actual state of affairs at the date they were made, or at any other time, and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Subscription Agreements, and unless required by applicable law, the Company undertakes no obligation to update such information.
In accordance with the terms of the Certificate of Designation of the Company’s 9.99% Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”), the issuance of the Securities in the Private Placement would have been expected to result in an adjustment to the conversion price of the Preferred Stock pursuant to the anti-dilution provisions set forth therein, as well as a corresponding adjustment to the exercise price of certain existing warrants to purchase Common Stock pursuant to the anti-dilution provisions set forth therein. In lieu of such an adjustment, the applicable holders of Preferred Stock and warrants have agreed with the Company to waive such anti-dilution provisions in respect of the Private Placement and adjust the conversion price of the Preferred Stock and the exercise price of the warrants to $6.00.
The Private Placement was not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Securities and Underlying Shares sold and issued in the Private Placement have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from the registration requirements of the Securities Act.
Pursuant to the Subscription Agreements, the Company has also agreed to file a registration statement with the SEC on or prior to the 30th calendar day following the execution of the Subscription Agreements (subject to certain exceptions) for purposes of registering the resale of the Shares and Underlying Shares (the “Registration Statement”), to use commercially reasonable efforts to have such Registration Statement declared effective within the time period set forth therein, and to keep the Registration Statement effective until the earliest of: (i) the second anniversary of the Effectiveness Date (as defined in the Agreements) of the Registration Statement registering all Shares and Underlying Shares for resale by the Investors; (ii) the date on which the Investors cease to hold any Shares or Underlying Shares issued pursuant to the Agreements; or (iii) the first date on which the Investors are able to sell all of their Shares and Underlying Shares issued pursuant to the Agreements (or shares received in exchange therefor) under Rule 144 of the Securities Act without volume or manner of sale limitations.
The foregoing descriptions of the Subscription Agreements and the Warrants do not purport to be complete and are qualified in their entirety by reference to the Form of Subscription Agreement and the Form of Common Stock Warrant filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
An affiliate of Ares agreed to purchase 769,230 shares of Common Stock and a Warrant to purchase 769,230 shares of Common Stock in the Private Placement in exchange for a purchase price of approximately $5.0 million. Certain affiliates of Ares are stockholders of the Company, and Ares beneficially owns more than ten percent (10%) of the Company’s capital stock. Additionally, an affiliate of Ares employs Allyson Satin, who currently serves on the Company’s board of directors, and Ares has certain other agreements with the Company. For more detail, see the “Certain Relationships and Related Party Transactions” section of the Company’s proxy statement filed with the Securities and Exchange Commission on April 24, 2026, which information related to Ares is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.
On May 7, 2026, the Company issued a press release announcing financial results for the three months ended March 31, 2026.
A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information above, including Exhibit 99.1, is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 3.02. Unregistered Sales of Equity Securities.
The information under Item 1.01 of this Current Report on Form 8-K related to the Securities and Underlying Shares is incorporated herein by reference.
This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.
EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Common Stock Warrant.
10.1*	Form of Subscription Agreement.
99.1	Press release dated May 7, 2026, announcing Kodiak AI, Inc.'s financial results for the three months ended March 31, 2026.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.
* Certain schedules and similar attachments to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK AI, INC.

	By:	/s/ Surajit Datta
	Name:	Surajit Datta
	Title:	Chief Financial Officer

Date: May 7, 2026